(letterhead)
            Theresa M. Brunsman          The Union Central
            Assistant Counsel            Life Insurance Company
            (513) 674-5259               1876 Waycross Road
            (513) 595-5418 Fax           PO Box 40888
            tbrunsman@unioncentral.com   Cincinnati, Ohio  45240
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UNION CENTRAL
Law and Corporate Relations


July 24, 2000

The Union Central Life Insurance Company
1876 Waycross Road
P.O. Box 40888
Cincinnati, Ohio 45240

Ladies and Gentlemen:

     With reference to the Registration Statement on Form S-6 (File No. 333-36220) filed by The Union Central Life Insurance Company and Carillon Life Account with the Securities and Exchange Commission covering individual flexible premium variable universal life insurance policies, I have examined such documents and such law as I considered necessary and appropriate, and on the basis of such examination, it is my opinion that:

1. The Union Central Life Insurance Company is duly organized and validly existing under the laws of the State of Ohio and has been duly authorized to issue individual flexible premium variable universal life insurance policies by the Department of Insurance of the State of Ohio.

2. Carillon Life Account is a duly authorized and existing separate account established pursuant to the provisions of Section 3907.15 of the Ohio Revised Code.

3. The individual flexible premium variable universal life insurance policies, when issued as contemplated by said Form S-6 Registration Statement, will constitute legal, validly issued and binding obligations of The Union Central Life Insurance Company.

     I hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement.



                                              Sincerely yours,

                                              /s/ Theresa M. Brunsman

                                              Theresa M. Brunsman
                                              Assistant Counsel